CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        IN CONNECTION WITH THE ACCOMPANYING QUARTERLY REPORT ON FORM 10-QSB OF ABSS, CORP. FOR THE QUARTER ENDED JUNE 30, 2003, ALAN LEW, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF ABSS CORP. HEREBY CERTIFY PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, TO THE BEST OF MY KNOWLEDGE AND BELIEF, THAT:

1.	Such Quarterly Report on Form 10-QSB for the period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of ABSS, Corp.

Dated: August 12, 2003

ABSS, CORP.

By: /s/ Alan Lew

Chief Executive Officer andChief
Financial Officer